                       REAL ESTATE PURCHASE AND SALE AGREEMENT


    This agreement (the "Agreement") dated Nov. 12, 1997 by and between WATERMAN PROPERTIES, L.P., a limited partnership ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, or assigns ("Buyer") for purchase and sale of that certain real property consisting of approximately
15.94 acres located on the east side of Highway 9, north of 233rd Place S.E. and bounded by the B.N.R.R. and Highway 522 on the east, in Snohomish County, Washington, the legal description of which is described on Exhibit "A" and any improvements thereon and all rights appurtenant thereto (the "Property").
 The Property is identified as Tax Parcels #352705-2-005, 008, 009, 010 and 023, and as shown on the reduced partial copy of a plat map which is attached hereto as Exhibit "B", and is further described on the Buyer's proposed site development plan numbered X353-A and dated August 5, 1997, which is attached hereto as Exhibit "C".

    Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

    1.   PURCHASE PRICE; PAYMENT.   The total purchase price for the Property
shall be nine dollars ($9.00) per square foot. It is estimated that the Property contains 694,346 square feet and that the purchase price will be Six Million Two Hundred Forty-nine Thousand One Hundred Seventeen Dollars ($6,249,117). The area of the Property and the total purchase price shall be determined by a current ALTA/ACSM survey, with land area certification, to be provided by Seller. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

    2.   EARNEST MONEY DEPOSIT.   Within ten (10) business days after the
Effective Date, Buyer will deposit earnest money of One Hundred Fifty Thousand Dollars ($150,000) (the "Deposit") with First American Title Insurance Company in Bellevue, Washington (the "Closing Agent"). The Closing Agent shall place the Deposit in an interest-bearing account, with interest to accrue to Buyer's benefit. If this transaction does not close for any reason other than default by Buyer under this Agreement, the Deposit, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposit, together with accrued interest thereon, as liquidated damages.

    3.   TITLE INSURANCE AND SURVEY.

         3.1  PRELIMINARY TITLE INSURANCE COMMITMENT.   Within fifteen (15)
days after the Effective Date, Seller shall obtain and provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984, or if unavailable, Form B-1987) issued by First American Title Insurance Company, with copies of all documents listed as exceptions set forth therein.

         3.2  ALTA/ACSM SURVEY.   Within thirty (30) days after the Effective
Date, Seller shall obtain and provide Buyer with a current ALTA/ACSM survey with land area certification of the Property. Seller shall bear the cost of a standard boundary survey with land area certification and Buyer shall pay the additional cost for the ALTA/ACSM survey.

         3.3  TITLE AND SURVEY APPROVAL PERIODS.   Buyer shall have fifteen
(15) days from the later receipt of either the preliminary title insurance commitment or the ALTA/ACSM survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Seller of its disapproval of any exceptions shown in the preliminary title insurance commitment or any items shown on the survey. If, within twenty
(20) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved title report exceptions will be removed or such disapproved survey items will be resolved and/or corrected on or before closing, Buyer may, at its option, at any time prior to such removal, resolution and/or correction or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to Seller. On such termination Closing Agent shall refund the Deposit and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect.

    4.   CONTINGENCIES.   Buyer's obligation to purchase the Property is
subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyer's sole and absolute discretion, on or before the dates described below:

         4.1  FEASIBILITY.   Buyer's sole determination that its proposed site
plan, building plan, parking plan and access plan for the Property are acceptable; that all needed utilities of adequate capacity to serve the Property are or will be available to meet Buyer's construction schedule; and that the Property is otherwise feasible for Buyer's intended use.

         4.2  STUDIES AND ACCESS TO PROPERTY.   Buyer's approval of all soils,
engineering, seismic, environmental, topography, hazardous waste, geotechnical, wetlands, drainage and other studies that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property.

         Buyer and the Buyer's employees, agents, representatives, engineers, surveyors and any other consultants or services that Buyer deems necessary shall have the right, from time to time during the Feasibility Period, to enter upon the Property for the purposes of inspection, soil studies, survey, preparation of plans, taking of measurements and obtaining such other information and data as may be necessary or desirable to determine the condition of the Property and its acceptability for the Buyer's intended purpose. The Buyer shall not allow any liens to be attached to the Property in connection with the Buyer's investigations pursuant to this Section 4.2 and shall indemnify, defend and hold Owners harmless from and against all claims which arise from the Buyer's actions and omissions taken pursuant to this Section; provided, however, this sentence is not intended to apply to the mere discovery of underground storage tanks or any hazardous materials or toxic waste on or under the Property or any consequences or action taken as a result of such discovery. The Buyer agrees to restore the Property to its initial condition upon completion of its investigations.

         4.3  APPROVALS AND PERMITS.   Issuance of any and all required or
applicable governmental approvals including but not limited to the following: a PUD (if required), replat of the Property, lot line adjustments, subdivision approvals, rezoning approvals, Washington Department of Transportation highway access and traffic signal approvals, building permits, use permits, sign permits, design review approvals, site plan approvals, parking variances, street vacancies and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop, construct its site improvements, store building, garden yard and greenhouse and any other improvements that Buyer deems necessary in its sole determination to conduct and operate its selected business operations on the Property. The timing, conditions and cost of any or all of the permits and approvals (including any mitigation fees) must be satisfactory to Buyer in its sole discretion.

         4.4  TIME PERIODS.   Buyer shall have sixty (60) days from the
Effective Date to satisfy or waive the contingencies set forth in Sections 4.1 and 4.2 (the "Feasibility Period"). Buyer shall have one hundred eighty (180) days from the end of the Feasibility Period or the day the Fitz Option (as defined in Section 12 below) is terminated, whichever occurs last, to satisfy or waive the contingencies set forth in Section 4.3 (the "Contingency Period"). If Buyer does not satisfy or waive the contingencies in writing by the applicable dates, or if Buyer notifies Seller in writing at any time prior to the end of the Contingency Period that it has decided not to pursue the project any further and that this Agreement is terminated, the Deposit, with interest, shall be refunded to Buyer and the Agreement shall terminate without further action and be of no further force or effect.

         If Buyer has satisfied or waived the contingencies set forth in Sections 4.1 and 4.2 and is diligently pursuing the applicable required approvals and permits set forth in Section 4.3, Buyer shall be allowed two (2) separate thirty (30) day extensions of the Contingency Period. Notice of the exercising of each of the extension periods shall be given at least ten (10) days prior to the end of the Contingency Period or extension period. Buyer shall deposit into an interest bearing account with the Closing Agent a non-refundable extension fee of Fifty Thousand Dollars ($50,000.00) ("Extension Fee") each time notice is given exercising a separate thirty (30) day extension of the Contingency Period. In the event that Buyer closes its purchase of the Property pursuant to this Agreement, all of the Extension Fees and accrued interest shall be credited toward the purchase price at closing.

         4.5  DOE CLEAN SITE DETERMINATION.   Seller shall provide Buyer with a
complete copy of a "No Further Action" letter pertaining to the Property from the Washington Department of Ecology (the "DOE") or removal of the Property from the DOE - Toxics Cleanup Program C&SCS (Contaminated and Suspected Contaminated Sites) List (the "DOE List") prior to the later of the end of the Contingency Period or the day the Fitz Option is terminated.

    5.   CLOSING.

         5.1  TIME FOR CLOSING; TERMINATION DATE.   This sale shall be closed
in the office of the Closing Agent within fifteen (15) days after all of Buyer's conditions precedent have been satisfied or waived by Buyer and the Fitz Option has terminated. Closing shall be on a date mutually agreeable to Buyer and Seller. Buyer and Seller shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

         5.2  ACCEPTANCE OF EXCEPTIONS.   Neither Seller nor Buyer shall be
required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive in writing any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Seller shall remove any defect or encumbrance attaching by, through or under Seller after the Effective Date of this Agreement. Exceptions to be discharged by Seller may be paid out of the purchase price at closing.

         5.3  PRORATIONS; CLOSING COSTS.   Taxes and assessments, including
Cross Valley Water District water and sewer ULID assessments, for the current year and utilities constituting liens shall be prorated as of the date of closing. Seller shall pay the premium for the title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of a standard boundary survey with land area certification, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the statutory warranty deed, one-half of Closing Agent's escrow fee, the difference in the cost of the premium between standard owner's and extended coverage and the additional cost for an ALTA/ACSM survey.

         5.4  POSSESSION.   Buyer shall be entitled to possession upon closing.

         5.5  IRC SECTION 1031 EXCHANGE.   Seller intends to enter into a
Section 1031 exchange.  Buyer agrees to cooperate with Seller in effecting a
Section 1031 exchange including executing all documents reasonably necessary to facilitate the Section 1031 exchange provided no delays result and Buyer does not incur any expenses or liability. Seller agrees to pay all costs thereof and to assume all liabilities incurred by a Section 1031 exchange.

    6.   CONVEYANCE OF TITLE.   On closing, Seller shall execute and deliver to
Buyer a statutory warranty deed conveying good and marketable title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes and Cross Valley Water District water and sewer ULID assessments for the current calendar year not yet due and payable, those defects or encumbrances appearing on the preliminary commitment for title insurance described in Section 3.1 above that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.

         As soon as available after closing, Seller shall provide to Buyer a policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form; any Permitted Exceptions; the exceptions specified in the preliminary commitment described in Section 3.1 above which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

    7.   RISK OF LOSS; CONDEMNATION.   Risk of loss of or damage to the
Property shall be borne by Seller until the date of closing.  Thereafter, Buyer
shall bear the risk of loss.   In the event of material loss of or damage to the
Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Seller and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

         If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

    8.   SELLER'S REPRESENTATIONS AND WARRANTIES.   In addition to other
representations herein, Seller represents and warrants to Buyer as of the date of closing that:

         8.1 Seller, and the person signing on behalf of Seller, has full power and authority to execute this Agreement and perform Seller's obligations and duties hereunder, and all necessary partnership action to authorize this transaction has been taken;

         8.2 The Property is not subject to any leases, tenancies or rights of persons in possession;

         8.3 Neither the Property nor the sale of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

         8.4  Seller is unaware of any material defect in the Property;

         8.5 All persons and entities supplying labor, materials and equipment to the Property have been paid and there are no claims or liens;

         8.6 There are no currently due and payable assessments for public improvements against the Property and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Property in the process of formation, except the Cross Valley Water District water and sewer ULID, currently under construction;

         8.7 The Property has legal access to all streets and roads adjoining the Property;

         8.8  Seller has good and marketable title to the Property;

         8.9 Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

         8.10 Seller has not received notification of any kind from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup. To the best of Seller's knowledge, neither the Property nor any portion thereof is or has been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, except as related to the use of the Property for an automotive dismantling and salvage yard since 1971, (ii) as a landfill or waste disposal site, and (iii) does not contain any underground storage tanks. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer arising out of or related to any such use of the Property, or portion thereof, if Seller fails to provide Buyer with an environmentally clean site determination in accordance with Section 4.5 and Buyer waives Section 4.5.

    9.   BUYER'S AUTHORITY.   Buyer represents and warrants to Seller that at
the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

    10.  DEFAULT.   If Seller defaults hereunder, Buyer may seek specific
performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand. If Buyer defaults, the Deposit and accrued interest shall be forfeited to Seller as liquidated damages and as Seller's sole and exclusive remedy and upon payment thereof to Seller, Buyer shall have no further obligations or liability hereunder. In any suit, action or appeal therefrom to enforce this Agreement or any term or provision hereof, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees.

    11.  NOTICES.   All notices, waivers, elections, approvals and demands
required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:
 and, in the case of Buyer, a copy to:   William N. Moloney
                                         5711 NE Tolo Rd.
                                         Bainbridge Island, WA  98110

 and, in the case of Seller, a copy to:  Richard P. Waterman
                                         14415 Woodinville Redmond Road
                                         Woodinville, WA  98072

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

    12.  NO NEGOTIATIONS WITH THIRD PARTY.   This Agreement is subject to an
Option Agreement bearing various dates between April 1, 1995 and November 14, 1995 between A. Paul Waterman and Isabel F. Waterman and D. L. Fitzpatrick, Jr., D.L. Fitzpatrick III, and their respective spouses, Cheryl L. Fitzpatrick and Pamela L. Fitzpatrick, which, among other things, grants the Fitzpatricks an option to purchase the Property at any time on or before June 30, 1998 (the "Fitz Option"). With the exception of the Fitz Option, Seller shall not commit to sell, lease or otherwise transfer the Property on any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and effect and be legally binding upon Seller until termination of this Agreement.

    13.  GENERAL.   This is the entire agreement of Buyer and Seller with
respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

    14.  SURVIVAL OF WARRANTIES.   The terms, covenants, representations and
warranties shall not merge in the deed of conveyance, but shall survive closing.

    15.  COMMISSIONS.   All real estate commissions and/or brokers' fees shall
be payable by Seller at closing to Kidder, Mathews & Segner, Inc. and Wahl & Associates, Inc. (the "Brokers"). Such commission and/or fee shall be agreed upon in a separate agreement between Seller and Brokers. Each party represents to the other that it has engaged no other broker in connection with the negotiations leading to this Agreement. Seller agrees to indemnify and hold Buyer harmless from and against all claims and demands of any and all brokers or agents with respect to the Property.

    16.  EXHIBITS.   Exhibits "A", "B" and "C" are attached hereto and
incorporated herein as if fully set forth.

                             Exhibit "A" - Legal Description
                             Exhibit "B" - Plat Map
                             Exhibit "C" - Site Development Plan

    17.  EFFECTIVE DATE.   The later of the Buyer's signature date and the
Seller's signature date, set forth below, shall be the "Effective Date" of this Agreement.

                                  BUYER:    EAGLE HARDWARE & GARDEN, INC.

                                            By: /s/ Paul B. Morris
                                               ------------------------------
                                            Typed name:    Paul B. Morris
  November 11         , 1997                Its:           Vice President
----------------------
Buyer's signature date
                                            Address:
                                            981 Powell Avenue S.W.
                                            Renton, WA  98055

                                  SELLER:   WATERMAN PROPERTIES, L.P..

                                            By:
                                               ------------------------------
                       , 1997               Typed name:    Richard P. Waterman
-----------------------                     Its:           General Partner
Seller's signature date

                                            By: /s/ A. Paul Waterman
                                               ------------------------------
   November 12         , 1997               Typed name:    A. Paul Waterman
-----------------------                     Its:           General Partner
Seller's signature date
                                            Address:
                                            14415 Woodinville Redmond Road
                                            Woodinville, WA  98072

                                     EXHIBIT "A"

                          LEGAL DESCRIPTION OF THE PROPERTY


PARCEL 1:

     THAT PORTION OF THE SOUTHWEST QUARTER OF THE NOTHWEST QUARTER OF SECTION 35, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., DESCRIBED AS FOLLOWS:

     BEGINNING AT A POINT 125 FEET SOUTH OF THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER, THE TRUE POINT OF BEGINNING; THENCE SOUTHERLY ALONG SAID SUBDIVSION 125 FEET; THENCE EASTERLY AT RIGHT ANGLES 378.48 FEET; THENCE NORTHERLY AT RIGHT ANGLES 125 FEET; THENCE WEST AT RIGHT ANGLES 378.48 FEET TO THE TRUE POINT OF BEGINNING;

     EXCEPT THAT PORTION CONVEYED TO SNOHOMISH COUNTY BY QUIT CLAIM DEED RECORDED UNDER AUDITOR'S FILE NO. 526882.

     SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON.

     TOGETHER WITH

     THAT PORTION OF THE NORTH 30 RODS OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., LYING WEST OF THE WEST RIGHT OF WAY LINE OF THE NORTHERN PACIFIC RAILWAY RIGHT OF WAY;

     EXCEPT THAT PORTION CONVEYED TO SNOHOMISH COUNTY BY QUIT CLAIM DEED RECORDED UNDER AUDITOR'S FILE NO. 526882; AND

     EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

     PART OF THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., DESCRIBED AS FOLLOWS:

     BEGINNING AT A POINT ON THE WEST LINE OF SAID SUBDIVISION, DISTANT SOUTHERLY 125 FEET FROM THE NORTHWEST CORNER OF SAID SUBDIVISION; THENCE SOUTHERLY, ALONG SAID WEST LINE, 125 FEET; THENCE EASTERLY, AT RIGHT ANGLES, A DISTANCE OF 378.48 FEET; THENCE NORTHERLY, AT RIGHT ANGLES, A DISTANCE OF 125 FEET; THENCE WESTERLY, AT RIGHT ANGLES, A DISTANCE OF
     378.48 FEET TO THE POINT OF BEGINNING.

     AND

     THAT PORTION OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., MORE PARTICULARLY DESCRIBED AS
     FOLLOWS:

                                     EXHIBIT "A"

                                     EXHIBIT "A"

     COMMENCING AT THE SOUTHWEST CORNER OF SAID SUBDIVISION; THENCE SOUTH 87 DEG. 42`11" EAST ALONG THE SOUTH LINE OF SAID SUBDIVISION 30.07 FEET TO THE EAST MARGIN OF STATE HIGHWAY NO. 9, AS ESTABLISHED 60.00 FEET IN WIDTH, AND THE POINT OF BEGINNING; THENCE NORTH 1 DEG. 37`01" WEST ALONG SAID HIGHWAY MARGIN 20.00 FEET TO AN EXISTING FENCE; THENCE NORTH 88 DEG. 28`51" EAST ALONG EXISTING FENCE LINE 1043.00 FEET, MORE OR LESS, TO THE WESTERLY MARGIN OF THE NORTHERN PACIFIC RAILROAD RIGHT OF WAY; THENCE SOUTHERLY ALONG SAID MARGIN 89.00 FEET, MORE OR LESS, TO THE SOUTH LINE OF SAID SUBDIVISION; THENCE NORTH 87 DEG. 42`11" WEST ALONG SAID SOUTH LINE
     1034.44 FEET, MORE OR LESS, TO THE POINT OF BEGINNING; EXCEPT THAT PORTION CONVEYED TO SNOHOMISH COUNTY BY QUIT CLAIM DEED RECORDED UNDER AUDITOR'S FILE NO. 526363.

     ALL SITUATE IN THE COUNTY SNOHOMISH, STATE OF WASHINGTON.

PARCEL 2:

     THAT PORTION OF THE SOUTH HALF OF THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 27 NORTH, RANGE 5 EAST W.M., IN SNOHOMISH COUNTY, WASHINGTON, LYING WESTERLY OF THE NORTHERN PACIFIC RAILWAY RIGHT-OF-WAY AND LYING NORTHERLY OF THE FOLLOWING DESCRIBED
     LINE:

     BEGINNING AT THE SOUTHWEST CORNER OF SAID SUBDIVISION; THENCE SOUTH 87 DEG. 42`11" EAST ALONG THE SOUTH LINE OF SAID SUBDIVISION 30.07 FEET TO THE EAST MARGIN OF STATE HIGHWAY NO. 9 AS ESTABLISHED 60 FEET IN WIDTH;
     THENCE NORTH 1 DEG. 37`01" WEST, ALONG SAID HIGHWAY MARGIN 20.00 FEET TO AN EXISTING FENCE AND THE TRUE POINT OF BEGINNING OF THIS LINE DESCRIPTION; THENCE NORTH 88 DEG. 28`51" EAST ALONG SAID FENCE 993 FEET, MORE OR LESS, TO THE WESTERLY MARGIN OF THE NORTHERN PACIFIC RAILWAY CO. RIGHT-OF-WAY AND THE END OF THIS LINE DESCRIPTION;
     EXCEPT THAT PORTION OF THE WEST 586.72 FEET THEREOF LYING NORTHERLY OF THE SOUTHERLY 60.00 FEET THEREOF;
     AND EXCEPT AT THE WESTERLY 30 FEET THEREOF FOR ROAD.

     SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON.

                                     EXHIBIT "A"

                                     EXHIBIT "B"

                                       PLAT MAP

                                     EXHIBIT "B"

                                     EXHIBIT "C"

                                SITE DEVELOPMENT PLAN



                                     EXHIBIT "C"